Exhibit 24.1

POWER OF ATTORNEY

Dated: November 15, 2019

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of SVB FINANCIAL GROUP (the “Corporation”) whose signatures appear below hereby constitute and appoint Greg W. Becker and Daniel J. Beck and either of them (so long as each such individual is an officer of the Corporation), as his or her true and lawful agent and attorney-in-fact, with full and several power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the “shelf” registration statement on Form S-3 relating to the registration of various securities by the Corporation (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”), including any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Each of the undersigned has executed this power of attorney on the date first written above.

Signature	Title

/s/ Roger F. Dunbar Roger F. Dunbar	Chairman of the Board of Directors, Director

/s/ Greg W. Becker Greg W. Becker	President, Chief Executive Officer & Director

/s/ Eric A. Benhamou Eric A. Benhamou	Director

/s/ John S. Clendening John S. Clendening	Director

/s/ Joel P. Friedman Joel P. Friedman	Director

/s/ Kimberly A. Jabal Kimberly A. Jabal	Director

/s/ Jeffrey N. Maggioncalda Jeffrey N. Maggioncalda	Director

/s/ Kay Matthews Kay Matthews	Director

/s/ Mary J. Miller Mary J. Miller	Director

/s/ Kate D. Mitchell Kate D. Mitchell	Director

Signature	Title

/s/ John F. Robinson John F. Robinson	Director

/s/ Garen K. Staglin Garen K. Staglin	Director